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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form F-3/A) and related Prospectuses of Solarfun Power Holdings Co., Ltd. for the registration of American Depositary Shares, preferred shares, debt securities, warrants, convertible senior notes and the American Depositary Shares, issuable upon conversion of the notes, and to the incorporation by reference therein of our reports dated June 27, 2008, with respect to the consolidated financial statements of Solarfun Power Holdings Co., Ltd. and the effectiveness of internal control over financial reporting of Solarfun Power Holdings Co., Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.






/s/ Ernst & Young Hua Ming
Shanghai, People's Republic of China
July 14, 2008